Corporate Master Application for Individual Life Insurance Nationwide Life Insurance Company [Nationwide Business Solutions Group, 1-11-401 One Nationwide Plaza, Columbus, Ohio 43215-2220 1-877-351-8808[ 1. Corporation Information Corporation Name: Any Corporation Corporation Tax I.D. No.: 99-9999999 Corporation Street Address: One Any Street City: Any City State: Any State Zip Code: Any Zip Telephone: 999 999-9999 Nationwide strives to provide excellent customer service to our Members. By providing your telephone number, you authorize the Nationwide Family of Companies to contact you via telephone using automated technology to assist you with your account. 2. Owner Information Owner Name (if other than Corporation): John Doe Owner Tax I.D. No.: 99-99999 Trust Other (specify): Owner Street Address: One Any Street City: Any City State: Any State Zip Code: Any Zip Check this box if this is the primary mailing address. If not, complete Section 4. Telephone: 999 999-9999 Nationwide strives to provide excellent customer service to our Members. By providing your telephone number, you authorize the Nationwide Family of Companies to contact you via telephone using automated technology to assist you with your account. 3. Beneficiary Information Beneficiary (if other than Corporation): Date of Birth: Beneficiary Tax ID No.: Telephone: Beneficiary Street Address: City: State: Zip Code: 4. Name and Address for Mail (Correspondence/Statements/Notices/Confirmations) Name: Street Address: City: State: Zip Code: 5. Secondary Name and Address for Mail (For the purpose of notification of past due premium payment and possible lapse in coverage.) NOTE: While a policy is in force, you have the right, at any time, to designate a “Secondary Addressee” by sending us a written request containing the name and address of such person. Name: Street Address: City: State: Zip Code: 6. Product Information Product Name: Death Benefit Option: Option 1 Death Benefit equals Specified Amount Option 2 Death Benefit equals Specified Amount + Cash Value 7. Premium Test Cash Value Accumulation Test Guideline Premium Test ICC18-COLI-7000 Page 1 of 3 (01/2020)

8. Planned Premium Frequency (check only one) Annual $ Semi-Annual $ Quarterly $ Monthly $ Single Premium $ Other $ 9. MEC Status MEC Non-MEC 10. Optional Benefit Rider (Subject to Availability) Yes No [Additional Term Insurance Rider[ 11. Representations Payor A. Is the Corporation or trust established by the Corporation bearing the entire cost of the life insurance policy? Yes X No Replacement A. Do any of the proposed insured(s) have any existing life insurance policy(ies) or annuity contract(s)? (If “Yes,” give the following information.) Yes No X Company and amount of coverage: B. Will this insurance applied for replace, cause a change in, or involve a loan under any existing life insurance or annuity policy owned by the Owner? (If “Yes,” give the following information.) Yes No X Company: Secondary Market A. Have you been involved in any communication about the possible sale or assignment of this policy to a life settlement company, trust, limited liability corporation, viatical, or other secondary market purchaser? (If “Yes”, give details below Yes No X B. Have you ever sold any life insurance policy to a life settlement company, trust, limited liability corporation, viatical, or other secondary market purchaser? (If “Yes”, give details below.) Yes No X 12. Special Policy Date Requested MM/DD/YYYY If a special policy date is not requested, insurance coverage will be issued with a current date, subject to Nationwide’s underwriting approval, receipt and acceptance of all required application materials, and payment of premium. For future additions, this application will remain in effect for one year, and all new policies will be issued with a current specified date. 13. Taxpayer Identification Number I certify that under penalties of perjury that: The Taxpayer Identification Number or Social Security Number listed on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and I am not subject to backup withholding because: I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends; or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, or that I am exempt from backup withholding; and I am a U.S. citizen or other U.S. person; and The FATCA (Foreign Account Tax Compliance Act) code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct (FATCA does not apply as this is a US account). Check this box if you have been notified by the IRS that you are currently subject to backup withholding because of failure to report interest or dividends on your tax return. ICC18-COLI-7000 Page 2 of 3 (01/2020)

14. Fraud Statement Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. 15. Agreement, Authorization and Signatures I have read this application and agreement and declare that the answers are complete and true to the best of my knowledge and belief. I understand and agree to all its terms. I agree that this application, any amendments to it, the consent to insurance, and the insurance schedule shall form a part of any policy issued. I agree that no representative of Nationwide may accept risks or make or change any contract; or waive or change any of Nationwide’s rights or requirements. I agree that no insurance shall take effect unless and until the policy has been delivered to and accepted by me; and the initial premium is paid during the lifetime, and prior to any change in insurability, of the proposed insureds. Changes or corrections made by Nationwide are ratified by the Owner upon acceptance of a contract containing this application with the noted changes or corrections, except where written consent is required by state law. Signed at Any Place on January 3, 2011 City State Date John Doe John Doe Signature of Applicant/Owner/Authorized Officer Print Name and Title of Applicant/Owner/Authorized Officer Any Representative Any Representative Signature of Agent/Registered Representative Print Name of Agent/Registered Representative List individuals authorized to sign on behalf of the Owner. Signature Signature Printed Name Printed Name Title Title Nationwide and the Nationwide N and Eagle are service marks of Nationwide Mutual Insurance Company. ©2020 Nationwide ICC18-COLI-7000 Page 3 of 3 (01/2020)

Application and Consent to Individual Life Insurance Nationwide Life Insurance Company [Nationwide Business Solutions Group, 1-11-401 One Nationwide Plaza, Columbus, Ohio 43215-2220 • 1-877-351-8808[ 1. Proposed Insured Information Employer: Any Corporation Proposed Insured: John Doe Date of Birth: 02/07/1965 Print Name MM/DD/YYYY Sex: ü M F Social Security No: 999-99-9999 Most Recent Date of Hire: 07/01/1985 MM/DD/YYYY Job Title: Vice President, Advertising Work Address (Street Address, City, State & Zip): One Corporation Way, Any City, Any State 12345 Resident Address (Street Address, City, State & Zip): 2. Authorization of Insurance I agree to have insurance purchased on my life for the benefit of my Employer or a Trust established by my Employer (the “Owner”). I acknowledge that the Owner has an insurable interest in my life. I agree that the Owner, or its successors or assigns, will have all present and future rights of ownership and will be the Owner and Beneficiary of all the policies both during and after my employment. I understand that the total of the specified amounts of all policies to be issued on my life pursuant to this consent will not exceed $ . 3. Representations A. 1. Have you completed 90 days of continuous employment at your current employer? Yes ü No If “No,” please provide details: Name of prior employer: Date last worked: Title: 2. Are you actively at work full time at least 30 hours or more per week, at your usual place of employment and physically performing all your customary duties of your regular occupation? Yes ü No If “No,” please provide details: 3. During the past 90 days, have you been hospitalized or otherwise absent from work due to any illness or injury for a total of three or more days Yes No ü If “Yes,” please provide reason: 4. Are you a U.S. citizen or have permanent U.S. resident status and do you currently reside in the U.S.? Yes ü No If “No,” please provide details: Visa Type: Country of citizenship: Plans to become a U.S. citizen: B. Have you used tobacco or nicotine in any form within the past 12 months Yes No ü If “Yes,” please provide details: Type: Amounts (units per week/month): Date last used: 4. Signature Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. Signature of Proposed Insured John Doe Date January 3, 2009 Nationwide and the Nationwide N and Eagle are service marks of Nationwide Mutual Insurance Company. ©2020 Nationwide ICC18-COLI-7002 Page 1 of 1 (01/2020)